Exhibit 23.22

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Acadia Healthcare Company, Inc. of our report dated 20 May 2016 relating to the financial statements of Priory Group No.1 Limited, which appears in Acadia Healthcare Company, Inc. Current Report on Form 8-K dated 20 May 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Leeds, United Kingdom

20 May 2016